                                                                  EXHIBIT 12.1

                                TOWER AUTOMOTIVE, INC.
           STATEMENT AND COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                      Years Ended December 31,                Six Months Ended June 30,
                                        -----------------------------------------------   ----------------------------------
                                                                              Pro Forma                            Pro Forma
                                           1994         1995        1996        1996         1996        1997         1997
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
EARNINGS:
  Pre tax earnings                      $  12,403    $  20,121   $  34,337    $  80,061   $  14,160    $  33,157   $  29,301

  Fixed charges                             2,351        3,658       8,551       44,879       3,863       11,839      22,069
  Less: Capitalized interest                    -       (1,157)          -       (1,670)          -         (709)     (1,701)
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

  Net fixed charges                         2,351        2,501       8,551       43,209       3,863       11,130      20,368
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

EARNINGS                                $  14,754    $  22,622   $  42,888   $  123,270   $  18,023    $  44,287   $  49,669
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------


FIXED CHARGES:
  Interest expense                      $   1,956    $   2,027   $   7,636   $   32,817   $   3,405   $   10,689  $   15,741
  Capitalized interest                          -        1,157           -        1,670           -          709       1,701
  Interest factor of rental expense           271          311         660       10,137         330          297       4,483
  Amortization of debt expense                124          163         255          255         128          144         144
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

TOTAL FIXED CHARGES                     $   2,351    $   3,658   $   8,551   $   44,879   $   3,863   $   11,839  $   22,069
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

EARNINGS TO FIXED CHARGES                     6.3          6.2         5.0          2.7         4.7          3.7         2.3
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

                                TOWER AUTOMOTIVE, INC.
           STATEMENT AND COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                      Years Ended December 31,                Six Months Ended June 30,
                                        -----------------------------------------------   ----------------------------------
                                                                              Pro Forma                            Pro Forma
                                           1994         1995        1996        1996         1996        1997         1997
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
EARNINGS:
  Pre tax earnings                      $  12,403    $  20,121   $  34,337    $  80,061   $  14,160    $  33,157   $  29,301

  Fixed charges                             2,351        3,658       8,551       44,879       3,863       11,839      22,069
  Less: Capitalized interest                    -       (1,157)          -       (1,670)          -         (709)     (1,701)
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

  Net fixed charges                         2,351        2,501       8,551       43,209       3,863       11,130      20,368
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

EARNINGS                                $  14,754    $  22,622   $  42,888   $  123,270   $  18,023    $  44,287   $  49,669
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------


FIXED CHARGES:
  Interest expense                      $   1,956    $   2,027   $   7,636   $   32,817   $   3,405    $  10,689   $  15,741
  Capitalized interest                          -        1,157           -        1,670           -          709       1,701
  APC rental interest                           -            -           -        9,477           -            -       4,186
  Amortization of debt costs                  124          163         255          255         128          144         144
  Tower rental interest                       271          311         660          660         330          297         297
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

TOTAL FIXED CHARGES                     $   2,351    $   3,658   $   8,551    $  44,879   $   3,863    $  11,839   $  22,069
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------


EARNINGS TO FIXED CHARGES                     6.3          6.2         5.0          2.7         4.7          3.7         2.3
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
